Exhibit 99.1

Cornerstone OnDemand Announces Second Quarter 2011 Financial Results

•	Record Q2 gross revenue of $17.4 million, a 64% year-over-year increase

•	Bookings [1] for Q2 grew 90% year-over-year

•	Added 89 new clients in Q2, bringing the total to over 640

•	Signed a blanket purchase agreement with the U.S. Department of the Treasury

SANTA MONICA, Calif., August 4, 2011 – Learning and talent management software provider Cornerstone OnDemand (NASDAQ: CSOD) today announced results for its second quarter ended June 30, 2011.

Gross revenue for the second quarter of 2011 was $17.4 million, representing a 64% year-over-year increase compared to the same period in 2010.

Bookings1, which the company defines as gross revenue plus change in deferred revenue, was $20.9 million for the second quarter, representing a 90% year-over-year increase.

“We are quite bullish about the strong momentum of the business in the first half of this year, which is certainly the strongest start to a year in our history. We are executing in our core markets, with rapid acceleration in our bookings and new client acquisitions, while simultaneously beginning to expand into new markets. And we are capturing global demand for integrated learning and talent management solutions through a growing international ecosystem of direct sales and indirect sales channels,” said Adam Miller, President and CEO.

“We also are pleased to announce that our multi-year investment in public sector operations is now paying dividends,” continued Miller. “In the second quarter, we signed a five-year blanket purchase agreement with the U.S. Department of the Treasury that authorizes, but does not guarantee, the purchase of up to $20 million in software and services from Cornerstone depending on actual task orders received from the government. The first task order under the blanket purchase agreement was executed in the second quarter in the amount of approximately $400,000. Because the U.S. Treasury operates the HR Connect Program Office, one of five Federal Shared Service Centers for the civilian sector of the federal government, the blanket purchase agreement gives federal agencies beyond the Treasury the ability to purchase and deploy Cornerstone’s solution. We are proud to help bring talent management best practices to the federal sector.”

During the second quarter of 2011, the company used approximately $5.0 million in cash flow from operations and approximately $6.3 million in unlevered free cash flow.1 Cornerstone ended the second quarter with more than 640 clients and approximately six million users, representing 76% year-over-year growth of the company’s client base.

At June 30, 2011, the company’s cash and cash equivalents were $48.7 million and the company’s short term investments totaled $34.1 million.

Cornerstone’s loss from operations for the second quarter of 2011 was $7.2 million, as compared to a loss from operations of $2.0 million for the same period in 2010, reflecting the company’s increased investments in scaling its operations and the impact by a non-cash charge related to a common stock warrant in the amount of $2.5 million.

In accordance with Generally Accepted Accounting Principles, or on a “GAAP” basis, Cornerstone’s net loss for the second quarter of 2011 was $7.1 million, as compared to net loss of $5.4 million for the same period in 2010. Net revenue and GAAP net loss for the second quarter of 2011 was impacted by the non-cash charge related to a common stock warrant issued to ADP of $2.5 million. Non-GAAP net loss1 for the second quarter of 2011 was $3.4 million, or $(0.07) per share, as compared to non-GAAP net loss1 of $2.1 million, or $(0.24) per share, for the same period in 2010. Non-GAAP results exclude common stock warrant charges, expenses related to stock-based compensation and related employer-paid payroll taxes, changes in the fair value of preferred stock warrants, accretion related to preferred stock, and amortization of debt discount and issuance costs as well as fees related to the early retirement of debt.

1 Bookings, unlevered free cash flow, non-GAAP net loss and non-GAAP net loss per share are non-GAAP measures. Please see the discussion in the section “Non-GAAP Financial Measures” and in the reconciliations at the end of the release.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its second quarter 2011 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until 9:00 p.m. PT on August 11, 2011 at http://investors.cornerstoneondemand.com/events.cfm or via telephone at (855) 859-2056 or (404) 537-3406. The passcode for the replays is: 89569346.

About Cornerstone OnDemand

Cornerstone OnDemand is a leading global provider of a comprehensive learning and talent management solution delivered as software-as-a-service (SaaS). We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our solution consists of five integrated platforms for learning management, enterprise social networking, performance management, succession planning and extended enterprise. Our clients use our solution to develop employees throughout their careers, engage all employees effectively, improve business execution, cultivate future leaders and integrate with their external networks of customers, vendors and distributors. We currently empower approximately 6.0 million users across 176 countries and in 28 languages.

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Cornerstone OnDemand’s reports filed with the SEC including Form S-1 as filed with the SEC on July 20, 2011.

Non-GAAP Financial Measures

Cornerstone OnDemand has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes bookings, unlevered free cash flow, non-GAAP net loss and non-GAAP net loss per share. Cornerstone OnDemand uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance. Cornerstone OnDemand believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Cornerstone OnDemand’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude common stock warrant charges, expenses related to stock-based compensation and related employer-paid payroll taxes, changes in the fair value of preferred stock warrants, accretion related to preferred stock, amortization of debt discount and issuance costs and fees related to the early retirement of debt. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may be different to measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Relations Contact:

Carolyn Bass

P: +1 (415) 445-3232

ir@csod.com

Press Contact:

Michelle Haworth

Cornerstone OnDemand, Inc.

P: +1 (310) 752-0178

mhaworth@csod.com

Cornerstone OnDemand, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

(unaudited)

	June 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$48,658	$7,067
Investment in marketable securities	34,063	—
Accounts receivable, net	20,037	20,876
Deferred commissions	2,593	2,330
Prepaid expenses and other current assets, net	3,588	1,869

Total current assets	108,939	32,142

Capitalized software development, net	3,310	2,662
Property and equipment, net	4,318	3,976
Other assets, net	840	1,226
Deferred offering costs	—	2,888

Total Assets	$117,407	$42,894

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable	$3,185	$4,554
Accrued expenses	5,806	6,556
Deferred revenue, current portion	34,833	32,745
Capital lease obligations, current portion	1,497	1,369
Short term debt	223	14
Other liabilities	573	760

Total current liabilities	46,117	45,998

Other liabilities, non-current	849	981
Deferred revenue, net of current portion	1,071	1,073
Capital lease obligation, net of current portion	1,387	1,523
Long-term debt, net of current portion	427	8,705
Preferred stock warrant liabilities	—	39,756

Total liabilities	49,851	98,036

Series A preferred stock	—	2,144
Series B preferred stock	—	3,250
Series C preferred stock	—	3,250
Series D preferred stock	—	22,122
Series E preferred stock	—	11,323

Stockholders’ Equity (Deficit)
Common stock	5	1
Additional paid-in capital	223,077	597
Accumulated deficit	(155,418)	(97,802)
Accumulated other comprehensive loss	(108)	(27)

Total stockholders’ equity (deficit)	67,556	(97,231)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$117,407	$42,894

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars and shares in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Gross revenue	$17,370	$10,613	$33,117	$20,283
Common stock warrant charge[1]	(2,500)	—	(2,500)	—

Net revenue	14,870	10,613	30,617	20,283
Cost of revenue[2]	4,953	3,163	9,532	6,227

Gross profit	9,917	7,450	21,085	14,056
Operating expenses:
Selling and marketing[2]	10,868	6,580	20,713	12,946
Research and development[2]	2,616	1,141	4,938	2,145
General and administrative[2]	3,585	1,700	7,138	3,116

Total operating expenses	17,069	9,421	32,789	18,207

Loss from operations	(7,152)	(1,971)	(11,704)	(4,151)
Other income / (expense):
Interest income	7	1	7	2
Interest expense	(70)	(218)	(754)	(429)
Change in fair value of preferred stock warrant liabilities	—	(3,170)	(42,559)	(4,442)
Other, net	187	(49)	423	(174)

Other income (expense), net	124	(3,436)	(42,883)	(5,043)

Loss before provision for income taxes	(7,028)	(5,407)	(54,587)	(9,194)
Provision for income taxes	(46)	(29)	(80)	(59)

Net loss	$(7,074)	$(5,436)	$(54,667)	$(9,253)
Accretion of redeemable preferred stock	—	(1,241)	(5,208)	(2,005)

Net loss attributable to common stockholders	$(7,074)	$(6,677)	$(59,875)	$(11,258)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.78)	$(1.92)	$(1.32)

Weighted-average common shares outstanding, basic and diluted	47,765	8,550	31,201	8,538

[1]	During the second quarter of 2011, we recorded a $2.5 million reduction of revenue associated with a common stock warrant to ADP.
[2]	Includes stock-based compensation and employer-related payroll taxes as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cost of sales	$55	$17	$101	$30
Sales and Marketing	258	68	470	128
Research and development	366	4	480	19
General and administrative	455	45	888	52

Total	$1,134	$134	$1,939	$229

Cornerstone OnDemand, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net loss	$(7,074)	$(5,436)	$(54,667)	$(9,253)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	886	635	1,709	1,178
Non-cash interest expense	59	46	446	91
Change in fair value of preferred stock warrant liabilities	—	3,170	42,559	4,442
Charges related to the issuance of common stock warrant	2,500	—	2,500	—
Stock-based compensation expense	1,134	134	1,939	229
Non-cash charitable contribution of common stock	—	—	193	—
Changes in operating assets and liabilities:
Accounts receivable	(4,905)	(2,631)	839	1,972
Deferred commissions	42	171	(263)	(309)
Prepaid expenses and other assets	(454)	(93)	(1,531)	(579)
Accounts payable	(1,658)	(588)	(184)	83
Accrued expenses	1,072	287	1,062	(533)
Deferred revenue	3,501	358	2,086	(75)
Other liabilities	(90)	(320)	(284)	26

Net cash used in operating activities	(4,987)	(4,267)	(3,596)	(2,728)

Cash flows from investing activities:
Purchases of property and equipment	(705)	(129)	(769)	(417)
Capitalized software development costs	(699)	(375)	(1,362)	(729)
Purchases of intangible assets	—	(1)	—	(11)
Purchase of available-for-sale securities	(34,079)	—	(34,079)	—

Net cash used in investing activities	(35,483)	(505)	(36,210)	(1,157)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	90,539	—
Payments of initial public offering costs	(2,180)	—	(3,436)	—
Proceeds from issuance of preferred stock upon warrant exercises	—	—	3,163	—
Proceeds from issuance of debt	669	4,516	669	4,516
Repayment of debt	(23)	(508)	(9,095)	(1,014)
Principal payments under capital lease obligations	(374)	(313)	(772)	(585)
Proceeds from stock option and warrant exercises	39	5	377	13
Payments of withholding tax on net exercise of stock-based awards	(48)	—	(48)	—

Net cash provided by (used in) financing activities	(1,917)	3,700	81,397	2,930

Net increase (decrease) in cash and cash equivalents	(42,387)	(1,072)	41,591	(955)
Cash and cash equivalents at beginning of period	91,045	8,178	7,067	8,061

Cash and cash equivalents at end of period	$48,658	$7,106	$48,658	$7,106

Supplemental cash flow information
Cash paid for interest	$70	$187	$395	$367

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS PER SHARE

(dollars and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)
Net loss [1]	$(7,074)	$(5,436)	$(54,667)	$(9,253)
Adjustments to net loss
Change in fair value of preferred stock warrant liabilities	—	3,170	42,559	4,442
Stock-based compensation and employer-related payroll taxes	1,134	134	1,939	229
Amortization of debt discount and issuance costs	37	45	490	89
Early debt retirement expense	—	—	54	—
Common stock warrant charge	2,500	—	2,500	—

Total adjustments to net loss	3,671	3,349	47,542	4,760

Non-GAAP net loss	(3,403)	(2,087)	(7,125)	(4,493)

Weighted-average common shares outstanding, basic and diluted [2]	47,765	8,550	31,201	8,538

Non-GAAP net loss per share	$(0.07)	$(0.24)	$(0.23)	$(0.53)

[1]

Net loss excludes the accretion of redeemable preferred stock of $0 million and $1.2 million for the three months ended June 30, 2011 and 2010, respectively and $5.2 million and $2.0 million for the six months ended June 30, 2011 and 2010, respectively.

[2]

The weighted-average common shares for the three and six months ended June 30, 2011 reflect the actual conversion of our preferred stock to common stock upon our initial public offering and the issuance of shares in the initial public offering in March 2011.

Cornerstone OnDemand, Inc.

CALCULATION OF BOOKINGS (DEFINED AS GROSS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(dollars in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended June 30, 2011
(dollars in thousands)	(unaudited)
Gross revenue		$17,370
Deferred revenue at March 31, 2011	$32,403
Deferred revenue at June 30, 2011	35,904

Increase	3,501	3,501

Bookings		$20,871

	Deferred Revenue Balance	Three Months Ended June 30, 2010
(dollars in thousands)	(unaudited)
Gross revenue		$10,613
Deferred revenue at March 31, 2010	$19,074
Deferred revenue at June 30, 2010	19,432

Increase	358	358

Bookings		$10,971

	Deferred Revenue Balance	Six Months Ended June 30, 2011
(dollars in thousands)	(unaudited)
Gross revenue		$33,117
Deferred revenue at December 30, 2010	$33,818
Deferred revenue at June 30, 2011	35,904

Increase	2,086	2,086

Bookings		$35,203

	Deferred Revenue Balance	Six Months Ended June 30, 2010
(dollars in thousands)	(unaudited)
Gross revenue		$20,283
Deferred revenue at December 30, 2009	$19,507
Deferred revenue at June 30, 2010	19,432

Decrease	(75)	(75)

Bookings		$20,208

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH USED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,
	2011	2010
(dollars in thousands)	(unaudited)
Net cash used by operating activities	$(4,987)	$(4,267)
Less:
Purchases of property and equipment	(705)	(129)
Capitalized software development costs	(699)	(375)
Add:
Cash paid for interest	70	187

Unlevered free cash flow	$(6,321)	$(4,584)

Net cash used in investing activities [1]	$(35,483)	$(505)
Net cash provided by (used in) financing activities	$(1,917)	$3,700

[1]	Includes purchases of property and equipment and capitalized software development costs.

	Six Months Ended June 30,
	2011	2010
(dollars in thousands)	(unaudited)
Net cash used by operating activities	$(3,596)	$(2,728)
Less:
Purchases of property and equipment	(769)	(417)
Capitalized software development costs	(1,362)	(729)
Add:
Cash paid for interest	395	367

Unlevered free cash flow	$(5,332)	$(3,507)

Net cash used in investing activities [1]	$(36,210)	$(1,157)
Net cash provided by financing activities	$81,397	$2,930

[1]	Includes purchases of property and equipment and capitalized software development costs.

Cornerstone OnDemand, Inc.

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN

(dollars in thousands)

(unaudited)

	Three Months Ended
(dollars in thousands)	June 30, 2011	June 30, 2010
	(unaudited)
Gross revenue	$17,370	$10,613
Common stock warrant charge	(2,500)	-
Net revenue	14,870	10,613
Cost of revenue	4,953	3,163
Gross profit	$9,917	$7,450
Gross margin	67%	70%

Reconciliation between gross margin and non-GAAP gross margin
Adjustments
Common stock warrant charge	2,500	-
Total adjustments	2,500	-
Gross profit	$12,417	$7,450
Non-GAAP gross margin, base on gross revenue	71%	70%
	Six Months Ended
(dollars in thousands)	June 30, 2011	June 30, 2010
	(unaudited )
Gross revenue	$33,117	$20,283
Common stock warrant charge	(2,500)	-
Net revenue	30,617	20,283
Cost of revenue	9,532	6,227
Gross profit	$21,085	$14,056
Gross margin	69%	69%

Reconciliation between gross margin and non-GAAP gross margin
Adjustments
Common stock warrant charge	2,500	-
Total adjustments	2,500	-
Gross profit	$23,585	$14,056
Non-GAAP gross margin, based on gross revenue	71%	69%